UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 29, 2015

HomeStreet, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
On January 29, 2015, HomeStreet, Inc. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”). Company shareholders approved Proposal 1 as described in the Company's Definitive Proxy Statement for the Special Meeting (the “Proxy Statement”) on Schedule 14A, which was filed with the Securities and Exchange Commission on January 6, 2015.
The following proposal was voted on and approved by the shareholders at the Special Meeting:

Proposal 1
Company shareholders approve the issuance of up to 7,479,964 shares of HomeStreet common stock in connection with a proposed merger between HomeStreet and Simplicity Bancorp, Inc., a Maryland corporation whose principal place of business is in Covina, California, pursuant to an Agreement and Plan of Merger dated September 27, 2014.

	For	Against	Abstain	Broker Non-Votes

Approval of Issuance of Shares	11,221,564	8,461	39,230	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2015.

HomeStreet, Inc.
By: /s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administrative
Officer, General Counsel and Corporate Secretary